UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted

by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

AMERUS GROUP CO.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by: AmerUs Group Co.

Pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: AmerUs Group Co.

Commission File No. 001-15166

On July 18, 2006, AmerUs Group Co. posted the following article on its internal website, which discusses changes to be made in the AmerUs Group Co. retirement plans.

Changes in the Investment Line-up for the AmerUs Retirement Plans

On Thursday, July 13, 2006 we announced AmerUs Group and Aviva plc signed a definitive agreement under which Aviva will acquire AmerUs Group for $69 per share in cash for all outstanding shares of AmerUs Group common stock. Whenever a transaction like this is announced, companies’ stock prices reflect investors’ beliefs about the transaction. As a result, our stock price may fluctuate during the transition period.

AmerUs Group’s Company Stock Fund

It is customary in the acquisition of a publicly-traded company for employees to have the option to retain or transfer the company stock assets they hold in their retirement plans. It is also customary to limit employees from adding to their holdings of company stock in their retirement plans when a deal such as the Aviva deal is pending. AmerUs Group has chosen to implement this guiding principle immediately. As a result, you have the option to hold or transfer-out of your holdings in the AmerUs Group’s Company Stock Fund within your All*AmerUs Savings & Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan (SERP) (the “Plans”).

Since you do not have the option to increase assets in this fund, no new monies can be invested. Therefore, you may want to change your future investment allocation. If you do not make a change, any payroll deductions to the Company Stock Fund will be invested in the default fund (American Century Stable Asset Fund in the 401(k) and American Century Premium Money Market -Investment Fund in the Excess Benefit Plan and SERP) beginning with the July 28, 2006 payroll.

To transfer existing assets or make changes to future investment allocations access www.retireonline.com or call the J.P. Morgan Retirement Plan Services InfoLine at 1-800-345-2345.

ESOP Fund

There are two sets of rules governing amounts invested in AmerUs Group common stock – one for the Company Stock Fund and one for the ESOP Fund. Assets in the ESOP Fund are locked-in and generally may not be transferred or reinvested in any other investment fund.

Reminder on all Company Stock Purchases

Keep in mind that the AmerUs Group Insider Trading and Confidentiality Policy states no director, officer or employee who has material non-public information relating to the Company may buy or sell securities of the Company on the open market or through the Plans, as defined in the policy. As a result, trading or transferring AmerUs Group common stock in the Plans may be restricted, unless pre-cleared with Jim Smallenberger, senior vice president and corporate secretary, or Chris Littlefield, executive vice president and general counsel.

When the Transaction is Completed

When the transaction with Aviva is completed, assets in AmerUs Group Common Stock and ESOP Funds will be converted to cash. You will then have the opportunity to reallocate the proceeds from the sale of your AMH stock into any of the other investment choices available.

You are encouraged to review your investment allocations and make changes as necessary. If you have questions, please contact the AmerUs Service Center at 1-877-AmerUs-4-U (1-877-263-7874).

The foregoing does not constitute investment advice. You should consult your investment advisor prior to making any changes in your investments.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of AmerUs Group Co. by Aviva plc. In connection with the proposed acquisition, AmerUs Group will file with or furnish to the Securities and Exchange Commission all relevant materials, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF AMERUS GROUP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING AMERUS GROUP'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed or furnished by AmerUs Group at the Securities and Exchange Commission's web site at www.sec.gov. In addition, free copies of the proxy statement (when it becomes available) and other documents will also be available on AmerUs Group's website at www.amerus.com. The proxy statement and other relevant documents may also be obtained for free from AmerUs Group by directing such request to Investor Relations, AmerUs Group, PO Box 1555, Des Moines, Iowa 50306-1555. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

AmerUs Group and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in AmerUs Group's Proxy Statement for its 2006 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 29, 2006, and information concerning all of AmerUs Group's participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from AmerUs Group at www.amerus.com or by directing such request to the address provided in the section above.

Cautionary Statement Regarding Forward-Looking Statements

This document contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar and related expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on AmerUs

Group. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the shareholders of AmerUs Group may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholder meeting; (2) the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (3) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; or (4) other factors that may be referred to in AmerUs Group's reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by AmerUs Group will not materially and adversely affect future events. Security holders are cautioned not to place undue reliance on any forward-looking statements made by AmerUs Group or on its behalf. Forward-looking statements speak only as of the date the statement was made. AmerUs Group undertakes no obligation to update or revise any forward-looking statement.